Exhibit 99

EMPLOYMENT AGREEMENT

THIS AGREEMENT, made as of March 13, 2006 (the “Date of Execution”), by and between ICT GROUP, INC., a Pennsylvania corporation (hereinafter called “Company”), and JOHN J. BRENNAN, an individual (hereinafter called “Employee”).

W I T N E S S E T H

Employee has served the Company as its Chairman, President and Chief Executive Officer; Company wishes to continue to employ Employee and Employee wishes to continue in the employ of Company on the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the facts, mutual promises and covenants contained herein and intending to be legally bound hereby, Company and Employee agree as follows:

1. Employment. Company hereby continues to employ Employee as Chief Executive Officer, and Employee hereby accepts continued employment by Company, for the period of time and upon the terms, conditions and restrictions contained in this Agreement.

2. Duties and Responsibilities.

(a) Employee agrees to assume such duties and responsibilities normally associated with the position specified in Paragraph 1 above, and such additional duties, consistent with Executive’s position as Chief Executive Officer, as may be assigned to Employee by the Board of Directors of the Company (the “Board”) from time to time.

(b) During the Employment Period, the Executive shall devote his full business time, skill and efforts to the business of Company. Notwithstanding the foregoing, the Executive may (i) make and manage passive personal business investments of his choice (in the case of publicly-held corporations, not to exceed one percent (1%) of the outstanding voting stock) and serve in any capacity with any civic, educational or charitable organization, or any trade association, without seeking or obtaining approval by the Board, provided such activities and service do not materially interfere or conflict with the performance of his duties hereunder and (ii) with the approval of the Board, serve on the boards of directors of other corporations.

3. Term. This Agreement and Employee’s employment hereunder shall be for a term of three (3) years, commencing on March 13, 2006 and ending on March 12, 2009, unless sooner terminated as hereinafter provided. The Secretary of the Company shall provide the parties with notice of the pending conclusion of the employment term at least two hundred ten (210) days prior to its scheduled termination date. The parties shall negotiate in good faith and in a reasonable business manner during the notice period with a view toward reaching agreement on a new employment agreement for an additional term providing for Employee’s continued service as Chief Executive Officer, with the Base Salary (as defined below), bonus and equity compensations opportunities in such new agreement to be in the aggregate no less advantageous to Employee as the Base Salary, bonus and equity compensation opportunities afforded Employee under this Agreement as of the close of the current employment term. In the event that, despite reasonable, good faith negotiations, the parties fail to reach agreement on an additional term, Employee’s employment under this Agreement shall be deemed to terminate due to non-renewal of this Agreement.

4. Compensation and Benefits.

(a) Base Salary.

(i)	For all of the services rendered by Employee to Company, Employee shall receive a gross annual base salary in the amount equal to $675,000 (effective January 1, 2006), less taxes and other deductions required by law, payable in reasonable periodic installments in accordance with Company’s regular payroll practices in effect from time to time. Employee’s base salary shall be reviewed by Company’s Board of Directors annually and may be increased (but not decreased except to the extent that such a decrease is in compensation would not constitute Good Reason as defined in Paragraph 11(i) below);

(ii)	with respect to compensation and benefit matters generally (including, but not limited to, matters addressed in Appendix A), the rights and obligations of the Board may be delegated to the Board’s Compensation Committee to the extent consistent with the Company’s governing instruments, and, in such event, all references in this Agreement to the Board with respect to compensation or benefits matters shall be deemed a reference to the Compensation Committee.

(b) Bonus Programs. In addition to Employee’s base salary, Employee shall be eligible and Company shall pay Employee bonuses in accordance with the bonus programs established and maintained by the Company. These bonus programs may be modified by the Board and additional bonus programs may be implemented, provided that any such modifications or additional programs (individually or collectively) shall not result in a reduction in the bonuses, on an annual basis and viewed in the aggregate, for which Employee is eligible below those for which Executive was eligible under his employment agreement dated August 1, 2002. Employee also shall be eligible to participate in any equity compensation plans for management, in addition to the specific grant of equity compensation described in Appendix A; provided, however, that the Board shall retain discretion in determining whether, and to what extent, any additional grants of equity compensation/options (other than those described in Appendix A) are to be made to Employee, to the extent that such discretion is reserved to the Board by the terms of any such plan or program or is otherwise reserved by the Board.

(c) Throughout the term of this Agreement, Employee shall be eligible to participate in the insurance and other benefit plans and programs specified in Appendix A hereto. In addition, Employee shall be eligible to participate in all other insurance and other benefit plans and programs as may be offered by Company to its employees, subject to their respective eligibility requirements, and other terms, conditions and restrictions. Employee also shall be eligible for any insurance, bonus, stock, equity compensation or benefit plan or program which is offered to any other senior executive of the Company, in addition to any items described in Appendix A; provided, however, that the Board shall retain discretion in determining whether, and to what extent, any additional grants of equity compensation/options (other than those described in Appendix A) are to be made to Employee, to the extent that such discretion is reserved to the Board by the terms of any such plan or program or is otherwise reserved by the Board.

(d) Employee shall be eligible to participate in the Company’s long-term incentive program (LTIP) as and when the LTIP program is established and implemented, and in the Company’s ongoing quarterly incentive plan (QIP); provided, however, that subject to Paragraph 4(b) above, the Employee’s participation in the Company’s annual incentive program (AIP) shall be discontinued as the LTIP program is implemented.

(e) Employee shall accrue vacation pay at a rate of 2 1/2 days per full-month of employment, with the use and carryforward, if any, of such vacation time to be subject to the Company’s vacation policy as it exists from time to time.

(f) Employee shall comply with the terms of the Company’s Code of Conduct and Code of Ethics (or any successor(s) to such documents), as such documents may be revised from time to time.

(g) Company shall reimburse Employee for actual expenses incurred with regard to personal financial planning, which shall include tax and estate and gift planning and return preparation, up to a maximum of $25,000 per calendar year and to pay all applicable taxes on such compensation. Company also shall reimburse Employee for reasonable attorneys’ fees incurred by him in connection with the re-negotiation of this Employment Agreement and to pay all applicable taxes on such additional compensation.

5. Expenses. Company will reimburse Employee for all reasonable expenses incurred by Employee in connection with the performance of Employee’s duties hereunder upon receipt of vouchers therefor satisfactory to Company and in accordance with Company’s regular reimbursement procedures and practices in effect from time to time.

6. Company Obligations Upon Termination By Company Not For “Willful Misconduct”, By Employee for “Good Reason”, or By Employee For Other Than “Good Reason”:

(a) If (1) Company terminates this Agreement pursuant to Paragraph 3 and terminates Employee’s employment pursuant to Paragraph 10; (2) Employee’s employment is terminated by Company pursuant to Paragraph 10; or (3) Employee terminates his employment for “Good Reason” pursuant to Paragraph 11(i) (including as a result of non-renewal of this Agreement by the Company under Paragraph 3), Company shall fulfill all of its obligations under this Agreement (including, but not limited to, with regard to salary, bonuses and benefits but not including equity compensation grants described in Appendix A or otherwise) through the period ending thirty-six (36) months from the date of termination. In addition, in the event of a termination of employment under subparagraphs (1), (2) or (3) above, Executive shall become 100% vested in any amount to his credit under the LTIP, all Restricted Stock or Restricted Stock Units under Appendix A, and any other equity or equity based awards that may have been granted to him.

(b) If Employee terminates his employment for other than “Good Reason” pursuant to Paragraph 11(ii), Company shall fulfill all of its obligations under the Agreement (including, but not limited to, with regard to salary, bonuses and benefits but not including equity compensation or LTIP grants described in Appendix A or otherwise) through the expiration of Employee’s obligations under Paragraph 13(a) and (d) below. If Executive’s termination of employment is as a result of a Change in Status, he shall continue to vest with reference to his post-employment service as a non-employee director of the Company or as a consultant to the Company in all amounts to his credit under the LTIP, in all Restricted Stock and Restricted Stock Units under Appendix A, and in any other equity or equity based awards that may have been granted to him. For purposes of this Agreement, a Change in Status shall be defined as the occurrence of either of the following: (i) Employee’s termination of employment with the Company under circumstances in which Employee remains in the service of the Company as a non-employee member of the Board or as a consultant of the Company; or (ii) Employee’s continued employment with the Company on or after the termination of Employee’s employment as Chief Executive Officer.

(c) Employee shall have no obligation to make efforts to obtain replacement income (through employment or other sources) during the period in which Employee receives post-termination payments or benefits from Company and there shall be no offset for replacement income (through employment or other sources) derived; provided, however, that the Company’s obligation to continue to make payments or provide benefits under Paragraph 6 of this Agreement shall cease as of the date on which Employee is determined in accordance with Paragraph 15 hereof, to have engaged in activity that constitutes a material breach of his obligations under subparagraphs 13(a) or 13(d) of this Agreement.

(d) Bonuses for purposes of subparagraphs 6(a) and 6(b) above shall be equal to the combined average of the bonuses for the preceding two years including amounts earned under the LTIP, and shall be due and payable to Employee only if the Board has determined with respect to the applicable periods set forth in subparagraphs 6(a) or 6(b) above that the financial performance of the Company justifies the payment of bonuses to other employees of the Company under applicable bonus plans.

(e) In the event of Employee’s Change in Status, he shall be issued the full amount of stock units for which he is eligible under the terms of Appendix A and the LTIP at the time of his Change in Status taking into account (i) applicable performance criteria for those awards; and

(ii) Employee’s vesting in such awards with reference to his continuing service with the Company after his Change in Status. In addition, Employee shall be entitled to receive the grant described in subparagraph (A)(1)(a) of Appendix A (and to continue to earn such grant with reference of Company performance during the relevant fiscal year of the Company) for the year in which his Change in Status occurs if he has completed at least six months of service as Chief Executive Officer during such year, with such grant prorated to reflect such partial year of service. Further, if, prior to the Change in Status, Employee has completed one full year of service in the position of Chief Executive Officer during any LTIP performance period, then he shall be entitled to earn the remainder of the LTIP grant for that performance period as if he had remained employed by the Company for the entire performance period.

7. Inability. If Employee is unable to perform the essential functions of his position as Chief Executive Officer, with or without reasonable accommodations, for whatever reason, for a period of thirteen (13) consecutive weeks or for a cumulative period of nineteen (19) weeks during any twelve (12) month period, or if Company determines in good faith based on a reasonable written determination by a reputable physician (the “Determination”), prior to the expiration of either of such periods, that such inability of Employee is of a long-term or permanent nature which is likely to extend beyond either of such periods and Employee is unable to perform the essential functions of his position as Chief Executive Officer, with or without reasonable accommodations, Company shall have the right to terminate Employee’s employment pursuant to Paragraph 10 of this Agreement, in which event Employee shall be eligible for payments and benefits pursuant to Paragraph 6(a) of this Agreement. The Determination must be based upon a written determination by a reputable physician selected by the Company, provided, however, that if Employee disagrees with the Determination, Employee must submit within ten (10) business days after receipt of the Determination a written assessment by a reputable physician disagreeing with the Determination (the “Disagreement Notice”), in which case the two physicians and the parties (or their representatives) shall attempt to resolve the matter. If such resolution is not reached within ten (10) business days after the receipt of the Disagreement Notice, the two physicians shall immediately at the end of such ten (10) business day period jointly identify a third reputable physician with whom neither physician has an economic or referral relationship to resolve the matter, and that physician’s written determination, which shall be made within ten (10) business days after that physician first received written notice of such disagreement, shall be final and binding on the parties.

8. Death. If Employee dies, Company shall have no further obligations or liabilities to Employee’s estate or legal representative or otherwise after the date of his death, except as follows: Employee’s estate shall be entitled to receive: (i) all monies owed in terms of salary, bonuses and otherwise, (ii) a lump sum payment in an amount equal to twelve (12) months’ salary, (iii) a prorated payment of any bonuses earned for the period prior to Employee’s death and (iv) full vesting of all amounts credited to Executive under the LTIP and of all Restricted Stock or Restricted Stock Units issued to him as of the date of death. In addition, the rights of Employee’s estate or beneficiary under any employee benefit or equity compensation plan or arrangement (including, but not limited to, any vested stock options held by Employee) maintained by the Company shall be determined under the relevant plan and ancillary agreements.

9. Discharge for “Willful Misconduct”. Company may discharge Employee at any time without prior notice for “Willful Misconduct,” which is defined as fraud, misappropriation, embezzlement, self-dealing or conviction of a crime of moral turpitude. In the event Company terminates Employee’s employment for “Willful Misconduct,” Company shall have no further obligations or liabilities to Employee after the date of his termination. The termination of Employee’s employment with Company pursuant to this Paragraph shall not release Employee from Employee’s obligations and restrictions under Paragraphs 12 and 13 of this Agreement or under any other binding agreement or common law obligation to which Employee is subject.

10. Discharge Not for “Willful Misconduct”. Notwithstanding any other provision of this Agreement, Company may discharge Employee at any time for reasons other than “Willful Misconduct” by providing Employee with thirty (30) days’ written notice, which notice Company may waive, in whole or in part, in its sole discretion, by paying Employee for such thirty (30) days. Upon termination of Employee pursuant to this Paragraph, whether during the then current term of this Agreement, upon expiration of its then current term or subsequent to its expiration, Company shall be obligated to provide Employee with post-termination payments and benefits in accordance with Paragraph 6(a) of this Agreement. The termination of Employee’s employment with Company pursuant to this Paragraph shall not release Employee from Employee’s obligations and restrictions under Paragraphs 12 and 13 of this Agreement or under any other binding agreement or common law obligation to which Employee is subject.

11. Termination by Employee. Employee may terminate his employment under this Agreement at any time by providing Company with thirty (30) days’ written notice, which notice Company may waive, in whole or in part, in its sole discretion, by paying Employee for such thirty (30) days. In such event:

(i)	Termination By Employee For “Good Reason”: Upon termination of his employment by Employee for “Good Reason,” whether during the then current term of this Agreement, upon expiration of its then current term or subsequent to its expiration, Company shall be obligated to provide Employee with post-termination payments and benefits in accordance with Paragraph 6(a) of this Agreement. “Good Reason” is defined as: (i) a substantial (20% or more) reduction in Employee’s salary or benefits; provided, however, that such a reduction which is part of a general salary or benefit reduction applicable to all senior Executives of the Company or to which Employee expressly consents shall not be deemed to constitute Good Reason; (ii) a substantial change in Employee’s duties and responsibilities which change would reduce Employee’s stature, importance and dignity within Company; (iii) a “Change of Control”; (iv) the Company’s non-renewal of this Agreement pursuant to Paragraph 3; or (v) a material breach of the Company’s obligation to pay compensation or provide benefits to Employee under this Agreement, provided that (A) Employee has provided written notice to the Company of the claimed breach within thirty (30) days of his knowledge of such breach; and (B) the Company has neither cured such claimed breach nor submitted the issue to arbitration pursuant to Paragraph 15, in either case, within fifteen (15) days of receipt of the notice. However, in no case shall Employee’s termination of employment or reduction in duties or responsibilities in connection with a change of circumstances that constitutes a Change in Status constitute Good Reason. As used herein, a “Change of Control” shall be deemed to have occurred if:

(a) Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) other than Employee becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of any transaction in which the shareholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such shareholders directly or indirectly to more than 50% of the voting power of the successor or surviving entity; or

(b) The consummation of (i) a merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders directly or indirectly to more than 50% of the voting power of the surviving corporation, or (ii) a sale or other disposition of all or substantially all of the assets of the Company; or

(c) The consummation of any other transaction which, in the reasonable judgment of the Company’s Board of Directors (but excluding Employee), effectively constitutes a Change of Control of the Company.

In the event Company terminates this Agreement pursuant to Paragraph 3, but does not terminate Employee’s employment in conjunction with its termination of this Agreement, Employee shall be entitled to terminate his employment for Good Reason within one year after Employee’s actual knowledge of the event constituting Good Reason and receive post-termination payments and benefits in accordance with Paragraph 6(a) above.

(ii)	Termination by Employee For Other Than “Good Reason”: In the event that Employee terminates his employment for other than “Good Reason,” whether during the then current term of this Agreement, upon expiration of its then current term or subsequent to its expiration, Company shall be obligated to provide Employee with post-termination payments and benefits in accordance with Paragraph 6(b) of this Agreement.

The termination of Employee’s employment with Company pursuant to this Paragraph 11 shall not release Employee from Employee’s obligations and restrictions under Paragraphs 12 and 13 of this Agreement, or under any other binding agreement or common law obligation to which Employee is subject.

12. Company Property.

(a) All advertising, sales, manufacturers’ and other materials or articles or information, including without limitation, data processing reports, client sales analyses, invoices, price lists or information, samples, or any other materials or data of any kind furnished to Employee by Company or developed by Employee on behalf of Company or at Company’s direction or for Company’s use or otherwise in connection with Employee’s employment hereunder, are and shall remain the sole and confidential property of Company.

(b) Immediately upon termination of Employee’s employment, whether by Employee or Company, whether during the then current term of this Agreement, upon expiration of its then current term or subsequent to its expiration, Employee shall deliver to Company all Company property (for example, keys and credit cards) and all documents, books, records, lists, computer programs and other documents relating to Company’s business, regardless of where or by whom said writings were kept or prepared, retaining no copies.

(c) In the event Employee receives notice from Company that his employment is or will be terminated or Employee provides Company with notice of his intent to resign, within ten (10) days of receiving or providing such notice, and thereafter as may be requested by Company, Employee shall provide Company with a list of all clients and potential clients with whom he is working and/or negotiating and a summary of the status of each matter with which he is involved, directly or indirectly.

13. Restrictive Covenants, Trade Secrets, Etc.

(a) For a period of one (1) year after the termination of his employment with Company, for any reason whatsoever, whether during the then current term of this Agreement, upon expiration of its then current term or subsequent to its expiration, whether by Employee or Company, Employee shall not, for his own benefit or for the benefit of any third party, directly or indirectly, in any capacity, participate in any of the following activities: (i) hire any employee of Company or otherwise induce or attempt to influence any employee of Company to terminate his or her employment with Company; (ii) divert, solicit, or do any business of the type done by the Company with any current, former (within two (2) years of the date of termination), or potential (engaged in discussion with Company as of the date of termination) client of Company;

or (iii) cause or attempt to cause any current, former, or potential client to refrain from doing business with Company. In light of the fact that the clients of Company will be engaged in operations worldwide and Company will be contacting potential customers for its clients throughout the world, the restrictions set forth in this Paragraph 13(a) shall apply worldwide.

(b) During his employment and for a period of two (2) years thereafter, Employee shall not use for his personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company other than Company, any material referred to in Paragraph 12 above or any information regarding the business methods, business policies, procedures, techniques, research or development projects or results, trade secrets, or other knowledge or processes of or developed by Company or any names and addresses of clients or customers or any data on or relating to past, present or prospective clients or customers or any other confidential information relating to or dealing with the business operations or activities of Company, made known to Employee or learned or acquired by Employee while in the employ of Company. The provisions of this Paragraph 13(b) shall not apply to (i) information that is public knowledge other than as a result of disclosure by the Executive in breach of this Paragraph 13(b); (ii) information disseminated by Company to third parties in the ordinary course of business; (iii) information lawfully received by the Executive from a third party who, based upon inquiry by the Executive, is not bound by a confidential relationship to Company, or (iv) information disclosed under a requirement of law or as directed by applicable legal authority having jurisdiction over the Executive.

(c) Any and all writings, inventions, improvements, processes, procedures and/or techniques which Employee may make, conceive, discover or develop, either solely or jointly with any other person or persons, at any time during his employment with the Company, whether during working hours or at any other time and whether at the request or upon the suggestion of Company or otherwise, which relate to or are useful in connection with any business now or hereafter carried on or contemplated by Company, including developments or expansions of its present fields of operations, shall be the sole and exclusive property of Company. Employee shall make full disclosure to Company of all such writings, inventions, improvements, processes, procedures and techniques, and shall do everything necessary or desirable to vest the absolute title thereto in Company. Employee shall write and prepare all specifications and procedures regarding such inventions, improvements, processes, procedures and techniques and otherwise aid and assist Company so that Company can prepare and present applications for copyright or Letters Patent therefor and can secure such copyright or Letters Patent wherever possible, as well as reissues, renewals, and extensions thereof, and can obtain the record title to such copyright or patents so that Company shall be the sole and absolute owner thereof in all countries in which it may desire to have copyright or patent protection. Employee shall not be entitled to any additional or special compensation or reimbursement regarding any and all such writings, inventions, improvements, processes, procedures and techniques, except that Company shall reimburse Employee for any expenses which Employee may incur in vesting absolute title thereto in Company.

(d) For a period of one (1) year after the termination of his employment with Company, for any reason whatsoever, whether during the then current term of this Agreement, upon its expiration or subsequent to its expiration, whether by Employee or Company, Employee shall not engage in or be financially interested in any business which is engaged in the business of telemarketing in any country in which the Company has an active operation. The provisions of this Paragraph 13(d) shall not prohibit the Executive from acting as a passive investor, including ownership of not more than one percent (1%) of the issued and outstanding capital stock of any publicly-held company.

(e) Employee acknowledges that the restrictions contained in the foregoing subparagraphs (a), (b), (c) and (d), in view of the nature of the business in which Company is engaged, are reasonable and necessary in order to protect the legitimate interests of Company, and that any violation thereof would result in irreparable injuries to Company, and Employee therefor acknowledges that, in the event of his violation of any of these restrictions, Company shall be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which Company may be entitled.

(f) Employee agrees that if any or any portion of the foregoing covenants or the application thereof, is construed to be invalid or unenforceable, the remainder of such covenant or covenants shall not be affected and the remaining covenant or covenants shall then be given full force and effect without regard to the invalid or unenforceable portion(s). If the covenant is held to be unenforceable because of the area covered, the duration thereof or the scope thereof, Employee agrees that the court making such determination shall have the power to reduce the area and/or the duration and/or scope thereof, and the covenant shall then be enforceable in its reduced form.

(g) If Employee violates any of the restrictions contained in the foregoing subparagraph (a), (b) or (d), the restrictive period shall not run in favor of Employee from the time of the commencement of any violation until such time as the violation shall be cured by Employee to the satisfaction of Company.

14. Indemnification. Employee shall be entitled to indemnification in accordance with the terms of the Company’s By-Laws (or other provisions of its governance documents) as they stand as of the date of Execution of this Agreement except to the extent such indemnification would be violation of applicable law.

15. Dispute Resolution. Except as provided in Paragraph 13(e), any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Philadelphia, Pennsylvania in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator’s award in any court having jurisdiction. Each party shall bear its costs, fee and expenses in connection with such arbitration unless the order of the arbitrator provides otherwise.

16. Prior Agreements. Employee represents to Company that: (a) there are no restrictions, agreements or understandings whatsoever to which Employee is a party which would prevent or make unlawful his execution of this Agreement or his employment hereunder; (b) there are no agreements, restrictions or understandings whatsoever to which Employee is a party which place any limitations as to the companies or individuals with whom he may do business; (c) his execution of this Agreement and his employment hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written, to which he is a party and by which he is bound; and (d) he is free and able to execute this Agreement and to enter into employment by Company.

17. Miscellaneous.

(a) Waiver. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the waiving party. No waiver shall be valid unless in writing and signed by Employee and a representative of the Company authorized to sign on behalf of the Company by the Company’s Compensation Committee.

(b) Controlling Law. This Agreement and all questions relating to validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

(c) Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such as Federal Express, or by other messenger) or when deposited in the United States mails, registered or certified mail, postage prepaid, return receipt requested, addressed in the case of Company, to the Company’s Compensation Committee with a copy to the Company’s General Counsel, at the Company’s principal place of business, and in the case of Employee, to 1513 Harvest Drive, Yardley, Pennsylvania 19067.

(d) Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of Company and its successors and assigns and shall be binding upon Employee his heirs and legal representatives.

(e) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

(f) Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

(g) Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, including, without limitation, any prior employment agreement(s) between Employee and Company. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing and signed by Employee and a representative of the Company authorized by the Company’s Compensation Committee to sign such modification or amendment on behalf of the Company.

(h) Paragraph Headings. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

(i) Survival. The covenants contained in Paragraphs 12 and 13 shall survive the expiration of this Agreement and the termination of Employee’s employment.

(j) Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and Holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or Holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such Holiday.

(k) Consolidation or Merger. Nothing in this Agreement shall preclude Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another entity which assumes this Agreement and all obligations and undertakings of Company hereunder. Under such a consolidation, merger or transfer of assets and assumption, the term “the Company,” as used herein, shall mean such other entity and this Agreement shall continue in full force and effect.

(l) Ownership of Stock or Stock Options. Except as expressly provided for in this Agreement, nothing in this Agreement shall affect, change, diminish or eliminate any rights which Employee currently has, previously had or subsequently may have with regard to stocks, stock options or other ownership interests pursuant to other agreements, plans or trusts.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement in Newtown, Pennsylvania on the date first above written.

ICT GROUP, INC.

By:
	Chairman, Compensation Committee	John J. Brennan

APPENDIX A

A. GRANT OF RESTRICTED STOCK OR RESTRICTED STOCK UNITS:

1. The Company agrees to take all appropriate steps to cause a grant of restricted stock or restricted stock units under the terms of the Company’s 1996 Equity Compensation Plan or successor plan, if applicable (the “Plan”) to be made to Employee by the Committee (as that term is defined in the Plan) on the respective dates indicated below (the “Date of Grant”), each such stock grant to be subject to the terms and conditions of the Plan, and consistent with the terms and conditions of the applicable form of Grant Letter (as that term is defined in the Plan), except that each such stock grant shall, to the extent permissible under the terms of the Plan, be granted on the following terms and conditions:

(a) Employee shall be entitled to grants of the following incentive amounts:

(i) 100,000 stock units as of the Date of Execution, which shall vest 25% per year on each of the first four anniversaries of the Date of Execution, provided that Employee is employed on the relevant anniversary date or has continued to provide service to the Company following a Change in Status or is otherwise entitled to vesting under this Agreement, with the stock units, when and if vested, paid to Employee as follows: (A) subject to subparagraph (ii) below, 50% in cash, based on the number of stock units vesting on the relevant date and valued at the fair market value of the Company’s stock on the vesting date, payable to Employee within 30 days of the vesting date; and (B) 50% in stock, which shall be paid to Employee within 30 days of the vesting date, unless Employee has made a valid deferral election under the terms of a relevant Company deferred compensation arrangement.

(ii) In the event that the amount described in subparagraph (i) above is otherwise payable to Employee at a time at which some or all of such amount would be nondeductible under Section 162(m) of the Code, then payment of such nondeductible amount (limited to 50% of the aggregate amount otherwise payable in any taxable year to Employee pursuant to subparagraph (i)) shall be deferred until such following year in which the deferred amount may be paid without adverse tax effects to the Company, and if and when payable without such adverse effects, shall be paid within 30 days of the relevant anniversary date falling within the year in question, with Employee retaining the discretion to determine which form of payment (stock or cash) shall be deferred.

(iii) Subject to meeting the applicable performance and vesting criteria set forth below, 100,000 restricted stock units under the LTIP Plan shall be issued on the first anniversary of the Date of Execution, and shall vest in equal parts in each of the second, third and fourth anniversaries of the Date of Execution contingent upon the Company’s financial performance for the 2006 fiscal year of the Company, with Employee to receive 100% of the restricted stock units in the event of attainment of 90% or more of the pre-tax earnings target contained in the annual business of plan for the 2006 fiscal year (the “2006 Target”) reducing to 25% of the restricted stock units in the event of attainment of 70% of the 2006 Target, with no restricted stock units to be granted in the event of attainment of less than 70% of the 2006 Target, and with the number of restricted stock units to be granted for attainment between 70% and 90% of the 2006 Target to be interpolated based on the above range.

(iv) Subject to meeting the applicable performance and vesting criteria below, 100,000 restricted stock units under the LTIP Plan shall be issued on the second anniversary of the Date of Execution, and shall vest in equal parts in the third and fourth anniversaries of the Date of Execution contingent upon the Company’s financial performance for the 2007 fiscal year of the Company, with Employee to receive 100% of the restricted stock units in the event of attainment of 90% or more of the pre-tax earnings target contained in the annual business of plan for the 2007 fiscal year (the “2007 Target”) reducing to 25% of the restricted stock units in the event of attainment of 70% of the 2007 Target, with no restricted stock units to be granted in the event of attainment of less than 70% of the 2007 Target, and with the number of restricted stock units to be granted for attainment between 70% and 90% of the 2006 Target to be interpolated based on the above range.

(b) The grants described in subparagraphs (a)(ii) and (iii) shall be issued under the LTIP and shall be subject to such additional terms and conditions as are set forth in such Plan; provided, however, that all such grants shall be subject to the vesting schedule described above and Employee shall continue to vest in any such unvested grants with reference to his service to the Company following a Change in Status; provided further, however, that all such grants shall become fully vested and nonforfeitable upon the occurrence of any of the following:

(i) The Executive’s termination (A) not for Willful Misconduct; or (B) for Good Reason;

(ii) The Executive’s death or termination due to Disability; or

(iii) The occurrence of a Change of Control.

(c) In the event of a material change in the capitalization of the Company (including, but not limited to, a public offering, stock split or spin-off), the Committee shall have the discretion to reduce or increase the grant as deemed appropriate in light of the relevant transaction to avoid any material increase or decrease in the benefits to which Executive is entitled hereunder.

2. The Company shall also take all appropriate steps to cause the Committee to approve the restricted stock (or restricted stock unit) grants as described above, subject in all events to the availability of shares of Common Stock to make such grants under the Plan, and subject further to Executive’s continued employment by the Company (or service with the Company, if applicable) as of the date of each such grant.

B. BENEFIT PLANS AND POLICIES:

1. Employee shall be eligible to participate in all of the Company’s benefit plans and policies, including, but not limited to, the Company’s health insurance plan, life insurance plan, short-term disability plan and long-term disability plan as such plans shall exist from time to time.

2. In addition to the foregoing, Employee is entitled to the following benefits:

(a) The Company will continue to lease for Employee in the Company’s name a luxury car; Company is responsible for the full cost of the lease as well as the full cost of insurance and any and all repairs.

(b) The Company will continue to pay in full the premiums for Employee’s whole life insurance policy with Manufacturers’ Life Insurance Company, which policy has a face value of $500,000 to be paid to Employee’s Estate upon the death of Employee.

(c) The Company will continue to pay the premiums associated with Employee’s individual disability policy with Phoenix Home Life Insurance Company to ensure the continuation of the level of disability coverage existing as of the date of the execution of this Agreement; in the event that Phoenix Home Life Insurance Company should terminate this disability policy for any reason, the Company will pay all expenses in connection with the purchase of a replacement policy which provides substantially identical coverage to Employee.

(d) The Company will continue to pay Employee additional compensation in an amount sufficient for Employee to pay the premiums for a face amount of $10 million of insurance policies on his life, or any comparable replacement insurance thereof, unless Employee is then uninsurable or the coverage cannot be obtained on reasonably economic terms.

ICT GROUP, INC.

By:
	Chairman, Compensation Committee	John J. Brennan